UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 2, 2013

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390
Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 2, 2013, RiceBran Technologies (the “Company”) and RBT PRO LLC, a wholly owned subsidiary of the Company (“RBT PRO”), entered into a series of agreements described below with various affiliates of Wilmar International Limited (“Wilmar”) to develop rice bran and its derivatives in China for human food ingredient and animal nutrition applications.

As previously disclosed, on March 14, 2013, the Company, RBT PRO and DSM New Business Development B.V. (“DSM”) entered into a License Agreement pursuant to which DSM granted RBT PRO a non-exclusive, royalty free, perpetual license to certain intellectual property owned by DSM developed under the Joint Research and Development Agreement (the “DSM Intellectual Property”).   On April 2, 2013, RBT PRO entered into a Membership Interest Purchase Agreement (“MIPA”) with WONA Inc., an affiliate of Wilmar (“WONA”), whereby WONA agreed to purchase 50% of the membership interests in RBT PRO in exchange for $1,200,000 which funds shall be used by RBT PRO to pay DSM for the costs of development under the Joint Research and Development Agreement.

In connection with the MIPA, RBT PRO granted (i) Wilmar (Shanghai) Biotechnology Research Development Center Co., Ltd. (“WBRDC”) a sublicense to the DSM Intellectual Property for use throughout China, and (ii) the Company a sublicense to the DSM Intellectual Property for use worldwide, excluding China.  Also in connection with the MIPA, Yihai Kerry (Harbin) Oils, Grains & Foodstuffs Industries Co., Ltd., an affiliate of Wilmar, agreed to purchase from the Company two proprietary rice bran stabilization extruders for use in China for a total purchase price of $500,000.

The Company and WBRDC also entered into a Cross License Agreement whereby (i) RBT agreed to license to WBRDC all of its intellectual property rights, know-how and current and future improvements, developments and modifications (“Intellectual Property”) with respect to the field of processing of rice bran and its derivatives for use in animal nutrition, human food ingredients, nutritional supplements, functional foods and pharmaceutical applications (the “Field”) for use in China, and (ii) WBRDC agreed to license to the Company its Intellectual Property with respect to the Field based on the Intellectual Property licensed to WBRDC under the Cross License for use worldwide, excluding China and (iii) WBRDC agreed to license to the Company its Intellectual Property with respect to the Field not based on the Intellectual Property licensed to WBRDC under the Cross License for use worldwide, excluding certain countries in Asia.

Finally, in connection with the MIPA, RBT PRO and WONA agreed to amend the Limited Liability Company Agreement of RBT PRO (the “LLC Agreement”) to provide, among other things, the right of RBT to participate in any new business of WONA or its affiliates that develop new products relating to rice bran or derivatives of rice bran using the Intellectual Property licensed to WBRDC by allowing RBT to purchase 45% of the capital stock of any entity established for such new business.  If RBT declines its right to purchase 45% of the capital stock of any such new entity, RBT will have the option to purchase 25% of any such new entity within two years from receiving notice from WONA regarding the formation of any such new entity.  The exercise price for the option shall equal 25% of the capital investment made in such entity.

The foregoing description of the various agreements described above do not purport to be complete and is qualified in its entirety by reference to the complete text of the MIPA, the Sublicense Agreements, the Cross License Agreement and the LLC Agreement copies of which are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement dated April 2, 2013

10.2	Sublicense Agreement with RBT PRO LLC and Wilmar (Shanghai) Biotechnology Research Development Center Co., Ltd. dated April 2, 2013

10.3	Sublicense Agreement with RBT PRO LLC dated April 2, 2013

10.4	Cross License Agreement with Wilmar (Shanghai) Biotechnology Research Development Center Co., Ltd. dated April 2, 2013

10.5	Amended and Restated Limited Liability Company Agreement dated April 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: April 5, 2013	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)